UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 27, 2005 (June 24, 2005)

Service Corporation International

(Exact name of registrant as specified in its charter)

Texas	1-6402-1	74-1488375

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1929 Allen Parkway Houston, Texas	77019

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (713) 522-5141

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13a-4(c))

Item 7.01. Regulation FD Disclosure

On June 27, 2005, Service Corporation International issued a press release announcing the final results of its debt tender offers.  The tender offers expired at 5:00 p.m., New York City time on Friday, June 24, 2005.  Previously, on June 16, 2005 the Company accepted approximately $138.3 million aggregate principal amount of its 7.2% Notes and approximately $129.9 million aggregate principal amount of its 6.875% Notes in connection with the termination of the early participation period.  In connection with the closing of the tender offers, no additional principal amount of its 7.2% Notes due 2006 (of a total outstanding principal amount of $10.7 million) were tendered and $45,000 aggregate principal amount of its 6.875% Notes due 2007 (of a total outstanding principal amount of $13.5 million) were tendered.  A copy of this press release is attached as Exhibit 99.1 to this report and is incorporated herein by reference.

The attached Exhibit 99.1 is not filed, but is furnished to comply with Regulation FD. The information in this Current Report on Form 8-K, including the exhibit, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01 Financial Statements and Exhibits

                 (c) The following exhibits are included with this report

EXHIBIT NO.	DESCRIPTION

99.1	Press Release, dated June 27, 2005

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 27, 2005	SERVICE CORPORATION INTERNATIONAL

	By:	/s/ ERIC D. TANZBERGER

Eric D. Tanzberger
Vice President and Corporate Controller